Exhibit 4.1

BEST Inc. – Class A Ordinary Shares (Incorporated under the laws of the Cayman Islands) Number xx Shares xx Share capital is US$20,000,000 divided into 2,000,000,000 shares comprising of (i) 1,858,134,053 Class A Ordinary Shares of a par value of US$0.01 each, (ii) 94,075,249 Class B Ordinary Shares of a par value of US$0.01 each, (iii) 47,790,698 Class C Ordinary Shares of a par value of US$0.01 each, THIS IS TO CERTIFY THAT -----------------------xxxx------------------------------------------------------------is the registered holder of -------------------xxxxx---------------------------Shares in the above-named Company subject to the Memorandum and Articles of Association thereof. EXECUTED for and on behalf of the Company on xxxxx by: DIRECTOR